UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2009

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On October 27, 2009, Del Monte Corporation (“Del Monte”), a wholly owned subsidiary of Del Monte Foods Company, entered into an Office Lease Agreement (the “Lease”) with PPF OFF ONE MARITIME PLAZA, LP (the “Landlord”) for 152,917 square feet of office space located at One Maritime Plaza, San Francisco, CA 94111 to serve as Del Monte’s principal administrative headquarters.

The term of the Lease will begin on or about April 1, 2011 (the “Commencement Date”). The Lease term will expire 10 years after the Commencement Date, unless earlier terminated in accordance with the Lease. Del Monte has options to extend the Lease term for two additional periods of five years each; provided that Del Monte is not in default under the Lease. In addition to base rent, Del Monte will be responsible for certain costs and charges specified in the Lease, including insurance costs, maintenance costs and taxes.

The foregoing summary of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which (in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission) is filed as Exhibit 10.1 to this Report and is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit	Description
†10.1	Office Lease Agreement between Del Monte Corporation and PPF OFF ONE MARITIME PLAZA, LP, dated October 27, 2009
† Confidential treatment has been requested as to portions of the exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: October 30, 2009	By:	/s/ Richard L. French
	Name:	Richard L. French
	Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit	Description
†10.1	Office Lease Agreement between Del Monte Corporation and PPF OFF ONE MARITIME PLAZA, LP, dated October 27, 2009

†	Confidential treatment has been requested as to portions of the exhibit.

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